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                              INVESTMENT AGREEMENT

                                     Between

                        AMATI COMMUNICATIONS CORPORATION,

                        QUANTUM INDUSTRIAL PARTNERS LDC,

                          S-C PHOENIX HOLDINGS, L.L.C.,

                             WINSTON PARTNERS, L.P.,

                             WINSTON PARTNERS II LDC

                                       AND

                           WINSTON PARTNERS II L.L.C.

                           Dated as of October 3, 1996

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     INVESTMENT AGREEMENT dated as of October 3, 1996 between Quantum Industrial
Partners LDC, S-C Phoenix Holdings, L.L.C., Winston Partners, L.P., Winston Partners II LDC and Winston Partners II L.L.C. (collectively, the "Investors") and Amati Communications Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Company").

     WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Investors shall invest up to $15,000,000 in the Company's Common Stock, par value $.20 per share (the "Common Stock").

     NOW, THEREFORE, the parties hereto agree as follows:

                                   ARTICLE I.

                        PURCHASE AND SALE OF COMMON STOCK

     Section 1.1. PURCHASE AND SALE OF COMMON STOCK. Upon the terms and conditions set forth herein, the Company shall issue and sell to the Investors, and the Investors shall purchase from the Company, in proportion to the percentages set forth opposite the name of each Investor on Schedule I hereto (the "Participation Schedule"), up to an amount of Common Stock valued in accordance with the terms of this Agreement at $15,000,000.

     Section  1.2.  DELIVERY OF PUT NOTICES.

          (a) At any time prior to the earlier of (i) the date which is two years from the date hereof (the "Notice Termination Date") or (ii) termination of this Agreement in accordance with Article V herein, the Company may deliver written notices to the Investors (each such notice hereinafter referred to as a "Put Notice") stating a dollar amount (the "Dollar Amount") of Common Stock which the Company intends to sell to the Investors five business days following the date (the "Put Notice Date") on which the Put Notice is given to the Investors by the Company in accordance with Section 6.4 herein. "Business day" shall mean any day on which the Nasdaq Stock Market's National Market is open for trading. The Dollar Amount designated by the Company in the first Put Notice given hereunder shall be an amount equal to $10,000,000 and the amount designated by the Company in the second Put Notice given hereunder shall equal $5,000,000 (the "Second Tranche"), in each case unless otherwise agreed in writing by the Investors or limited by operation of the proviso contained in this sentence, and, if so limited, shall be in increments of $500,000; provided that if the Dollar Amount designated by the Company in a Put Notice would cause the Valuation Period (as defined below) with respect to such Put Notice to exceed 90 days (a "Valuation Period Default"), the Dollar Amount designated by the Company and required to be purchased by the Investors shall be reduced by that amount that would cause a Valuation Period Default. The Put Notice shall

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include a representation of the Company as to the Common Stock outstanding on the Put Notice Date as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934 (the "Exchange Act") and the regulations promulgated thereunder.

          (b) Notwithstanding any of the foregoing, the Company may not deliver a Put Notice if: (i) the reported last trading price of the Common Stock on the Nasdaq Stock Market's National Market, American Stock Exchange or New York Stock Exchange (whichever is the principal trading exchange for the Common Stock, the "Principal Market"), as reported by the Principal Market, on the day of such Put Notice was less than $10.00; (ii) if trading of the Common Stock on the Principal Market is suspended or limited or the Common Stock is delisted from the Principal Market, or trading in securities generally as reported by the Principal Market, shall have been suspended or limited or minimum prices shall have been established on securities whose trades are reported by the Principal Market; (iii) if the Common Stock is not registered under the Exchange Act or if the Registration Statement is no longer effective or is subject to a stop order or is otherwise suspended; or (iv) if a Valuation Period is in progress. If any of the events described in clauses (i) to (iii) above occurs after a Put Notice is delivered but prior to the Closing associated with such Put Notice, such Put Notice shall be null, void and of no force and effect and a new Put Notice shall be required following the termination of any such events.

     Section 1.3.  DETERMINATION OF SHARE NUMBER; VALUATION PERIOD.

          (a) The initial aggregate number of shares (an "Initial Share Number") that the Company shall be obligated to issue and sell and the Investors shall be obligated to purchase (in accordance with the Participation Schedule) in connection with a Put Notice shall be equal to the number obtained by (i) dividing (x) the Dollar Amount designated in such Put Notice by (y) 85% of the closing price of the Common Stock on the Principal Market on the Put Notice Date, as reported by the Principal Market (such closing trading price hereby defined as the "Initial Share Price") and (ii) rounding to the nearest whole number of shares.

          (b) Subject to the extensions set forth in Section 1.3(c) below, the "Valuation Period" in connection with each purchase of Common Stock shall commence on the Trading Day immediately following the Put Notice Date with respect to such purchase and shall end on that Trading Day during which the aggregate number of shares of Common Stock traded on the Principal Market (determined by reference to the sum of the actual daily trading volume of the Common Stock, as reported in the Wall Street Journal for the applicable Trading
Days) subsequent to the Put Notice Date applicable to such purchase is at least equal to twenty (20) times the applicable Initial Share

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Number; provided, however, that for purposes of determining whether a Valuation
Period Default has occurred, the "Valuation Period" shall be deemed to equal that number of days determined by dividing (i) twenty (20) times the applicable Initial Share Number by (ii) the Average Daily Trading Volume during the thirty
(30) Trading Days immediately preceding the Put Notice Date, rounded to the nearest whole number of Trading Days. For purposes of this Agreement "Average Daily Trading Volume" shall mean, with respect to any measuring period, the average of the daily trading volumes, as published in the Wall Street Journal, of the Common Stock on the Principal Market during such measuring period. For purposes of this section "Trading Days" shall mean days on which the Common Stock was traded on the Principal Market.

          (c)  (i)    if the Average Daily Trading Volume during any Valuation
Period is less than the Average Daily Trading Volume during the thirty (30) Trading Days immediately preceding the applicable Put Notice Date, the Investors shall have an option with respect to each Put Notice, exercisable in their sole discretion, to extend such Valuation Period to that number of days which would have comprised the Valuation Period had the Valuation Period been calculated using a factor of thirty (30) times the applicable Initial Share Number rather than the factor of twenty (20) set forth in Section 1.3(b) above. Such election shall be made by notifying the Company in writing, no later than three business days following the last day of the Valuation Period of their election to so extend such Valuation Period.

               (ii) For each Trading Day during any Valuation Period (prior to any extension pursuant to Section 1.3(c)(i) above) that the low trading price per share of the Common Stock on the Principal Market, as reported by the Principal Market, is less than 75% of the Initial Share Price (a "Price Deficiency"), the Investors shall have the option, exercisable in their sole discretion, to extend such Valuation Period by one day. Such election shall be made by notifying the Company in writing, no later than three business days following the Trading Day on which the Price Deficiency exists.

          (d) Notwithstanding Section 1.3(a) above, and except as hereinafter provided, if the Average Share Price (as defined below) during any Valuation Period is less than the Initial Share Price of the Common Stock purchased in connection with such Valuation Period, then the Company shall deliver to the Investors at the applicable Final Closing (as defined below), at no additional cost to the Investors, and in addition to the Initial Share Number associated with such Valuation Period, the number of shares of Common Stock ("Additional Shares") that is obtained by subtracting (x) such Initial Share Number from (y) the quotient obtained by dividing the Dollar Amount by 85% of the Average Share Price (rounded to the nearest whole number); provided that if such issuance of Additional Shares would result in (i) the Investors being the beneficial owner of 10% or more of the

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outstanding shares of Common Stock after taking into account all Warrant Shares
(as defined below) and all other shares of Common Stock beneficially owned or deemed beneficially owned by the Investors (the "10% Limit") or (ii) the Company issuing more than twice the Initial Share Number (the "Issuance Maximum"), then in lieu of issuing such portion of Additional Shares as would cause the Investors to meet or exceed the 10% Limit or the Issuance Maximum, the Company shall pay at the applicable Final Closing and in accordance with the provisions of Section 1.5(b) hereof in cash to the Investors an amount (the "Dollar Amount Rebate") equal to the product of (A) the Average Share Price and (B) the Excess Additional Shares. For purposes of this Section 1.3(d), "Excess Additional Shares" shall mean, at the time of calculation, the difference between the amount of Additional Shares to which the investor would otherwise be entitled pursuant to this subsection 1.3(d) at such time and the greater of (x) the number of Additional Shares, if any, which, when added to all other shares of Common Stock beneficially owned by the Investors at such time, taking into account the Warrant Shares, would equal 10% or more of the outstanding shares of Common Stock at the time of calculation or (y) the number of Additional Shares, if any, which exceed the Issuance Maximum.

          (e) For purposes hereof, "Average Share Price" shall mean the lower of (i) the average during the applicable Valuation Period of the average of the high and low per share trading prices of the Company's Common Stock for each day during the applicable Valuation Period, as reported by the Principal Market and
(ii) (x) in the case of the purchase and sale pursuant to the first Put Notice, the per share daily low trading price of the Company's Common Stock on the date hereof or (y) in the case of the purchase and sale pursuant to the second Put Notice, the per share low trading price of the Company's Common Stock on the applicable Put Notice Date; PROVIDED, HOWEVER, that the Average Share Price in respect of the first $5,000,000 of the $10,000,000 in Dollar Amount to be purchased and sold pursuant to the first Put Notice (such $5,000,000 in Dollar Amount being referred to herein as the "First Tranche") shall not exceed the average of the per share closing prices of the Company's Common Stock for the twenty (20) Trading Days ending August 15, 1996.

          (f) In the event that during a Valuation Period there is any stock split, reverse split or combination, stock dividend or similar such event with respect to the Common Stock, there shall be effected an appropriate adjustment to the Initial Share Number, Initial Share Price, Average Share Price and Additional Shares to place the Investors in the same position as they would have been had such event not occurred, and in the event of any dispute in connection with this paragraph, the adjustment shall be determined by arbitration before a single arbitrator in New York, New York, in accordance with the prevailing rules of the American Arbitration Association.

     Section 1.4.  INITIAL CLOSINGS.


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          (a)  Each initial closing of the purchase and sale of Common Stock (an
"Initial Closing") shall take place at the offices of the Investors, at 10:00 a.m., New York time, on the fifth business day following the Put Notice Date to which such Initial Closing relates, or the earliest date thereafter on which all conditions to Closing have been satisfied or waived in accordance with the terms of this Agreement. Each date on which an Initial Closing occurs is referred to herein as an "Initial Closing Date." Initial Closings and Final Closings are sometimes referred to herein as a "Closing".

          (b) (i) On each Initial Closing Date, the Company shall deliver to the Investors in accordance with the Participation Schedule certificates representing the Initial Share Number to be issued and sold to the Investors on such date and registered in the name of the Investors or deposit such Initial Share Number into the accounts designated by the Investors and (ii) on each Initial Closing Date, the Investors shall in accordance with the Participation Schedule deliver to the Company 50% of the Dollar Amount (the remaining 50% of the Dollar Amount being referred to herein as the "Dollar Amount Balance") with respect to such closing by cashier's check or wire transfer in immediately available funds to such account as shall be designated in writing by the Company no later than two business days prior to such Initial Closing Date. In addition, each of the Company and the Investors shall deliver all documents, instruments and writings required to be delivered by any of them pursuant to this Agreement at or prior to each Closing.

     Section 1.5.  FINAL CLOSINGS; ADJUSTMENTS.

          (a) Each final closing of the purchase and sale of Common Stock (a "Final Closing") shall take place at the offices of the Investors, at 10:00 a.m., New York time, on the fifth business day following the end of the Valuation Period to which such Final Closing relates, or the earliest date thereafter on which all conditions to Closing have been satisfied or waived in accordance with the terms of this Agreement. Each date on which a Final Closing occurs is referred to herein as a "Final Closing Date".

          (b) On each Final Closing Date, (i) to the extent the Investors are entitled to the issuance of Additional Shares as provided in Section 1.3(d), the Company shall deliver to the Investors one or more certificates representing the Additional Shares so to be delivered in accordance with this Agreement, registered in the name of the Investors, or deposit such Additional Shares into accounts designated by the Investors and (ii) the Investors shall deliver to the Company the excess, if any, of (x) the Dollar Amount Balance with respect to such Final Closing over (y) the amount, if any, of the Dollar Amount Rebate with respect to such Final Closing to which the Investors are entitled pursuant to
Section 1.3(d), by cashier's check or wire

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transfer in immediately available funds to such account as shall be designated in writing by the Company no later than two business days prior to such Final Closing Date; PROVIDED, HOWEVER, that to the extent that the Dollar Amount Rebate with respect to such Final Closing exceeds the Dollar Amount Balance with respect to such Final Closing, the Company shall refund and deliver to the Investors, or accounts designated by the Investors, such excess by cashier's check or wire transfer in immediately available funds to such account as shall be designated in writing by the Investors no later than two business days prior to such Final Closing Date.

     Section 1.6.  REGISTRATION.

          (a) All shares (including Additional Shares) of Common Stock issued to the Investors pursuant to this Agreement shall, at the time of such issuance and for so long thereafter as is required by this Agreement, be subject to an effective registration statement on Form S-3 or an equivalent thereof, covering the resale or other disposition by the Investors of the Shares and Additional Shares to be issued by the Company to the Investors hereunder at any time and from time to time after each such issuance. In addition, all shares of Common Stock issuable upon exercise of the Warrants ("Warrant Shares") shall, on the earlier to occur of (i) 90 days following the date of this Agreement and (ii) delivery to the Investors of the first Put Notice hereunder, be subject to an effective registration statement on Form S-3 or an equivalent thereof covering
(x) the issuance of the Warrant Shares by the Company to any holder of a Warrant (each a "Warrant Holder" and collectively, the "Warrant Holders") and (y) the resale or other disposition thereof by any Warrant Holder at any time and from time to time after each such issuance. The Initial Share Number, Additional Shares and Warrant Shares shall be referred to collectively herein as the "Shares". The registration statements described in this Section 1.6(a) (together with all amendments and supplements thereto, a "Registration Statement") shall, in accordance with Section 1.6(b) below, remain effective pursuant to the provisions of Regulation 230.415 of the Securities Act of 1933, as amended (the "1933 Act"), or successor provision, at all times during the period commencing on the date of the first Put Notice and ending on the later to occur of (1) the second anniversary of such date or (2) the 180th day following the delivery by the Company to the Investors of (A) a notice indicating that the Company will not deliver a Put Notice in respect of the Second Tranche or (B) a Put Notice in respect of the Second Tranche (the "Registration Period"). Any notice delivered by the Company pursuant to clause (A) above shall be irrevocable and shall relieve the Investors from any obligation to purchase Additional Shares under this Agreement.

          (b) The Company shall, as expeditiously as reasonably possible and in accordance with Section 1.6(a) herein:

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               (i)    Prepare and file with the Securities and Exchange
Commission ("SEC") such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by such Registration Statement.

               (ii) Furnish to the Investors or any Warrant Holder, as the case may be, such numbers of copies of a prospectus, in conformity with the requirements of the 1933 Act, and such other documents as the Investors or Warrant Holder, as the case may be, may reasonably require in order to facilitate the disposition of shares sold pursuant to this Agreement or issued pursuant to the Warrants and owned by such Investors or Warrant Holder.

               (iii) Insure that all Shares subject to the Registration Statement shall at all times during the applicable Registration Period be registered and qualified under such other securities or "Blue Sky" laws of such jurisdictions as shall be reasonably requested by the Investors or the Warrant Holders, as the case may be, provided that the Company shall not be required in connection herewith or as a condition hereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions where the Company is not otherwise required to be so qualified.

               (iv) Notify the Investors and/or any Warrant Holder of the happening of any event or the existence of any circumstance (without any obligation to disclose the specific actual event or circumstance) as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and either (A) as soon as may be practicable, prepare and file with the SEC such amendments and supplements to such Registration Statement and prospectus used in connection therewith as may be necessary to eliminate or correct such untrue statement or omission and otherwise to cause such registration statement and prospectus to remain current and useable for the purposes intended hereunder, or (B) further notify the Investors and/or the Warrant Holders, as the case may be, at the time of any notification to Investors and/or the Warrant Holders, as the case may be, pursuant to the foregoing provisions of this Section 1.6(b)(iv) of the Company's election to suspend and extend for a period of up to thirty (30) calendar days (a "Suspension Period") the Company's obligations pursuant to the preceding clause (A) of this Section 1.6(b)(iv) or the Company's obligation to file or maintain the effectiveness of a Registration Statement under the Registration Rights Agreement; provided that the Company will, at or before the expiration of any such Suspension Period, fully satisfy and discharge its obligations pursuant to such preceding clause (A); and provided

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further that no Suspension Period may commence less than ninety (90) days after the expiration of the then most recent Suspension Period, and the Company may establish no more than two (2) Suspension Periods in any twelve (12) consecutive months during which the Registration Statement is to remain effective pursuant to Section 1.6(a). The Company, the Investors and the Warrant Holders understand and acknowledge that, during any Suspension Period, the Company will be unable to sell Common Stock to the Investors in accordance with or under the Registration Statement and that Investors and/or the Warrant Holders may be unable to sell or otherwise dispose of Shares of Common Stock theretofore acquired by the Investors and/or the Warrant Holders hereunder or pursuant to the Warrants in accordance with the Registration Statement or otherwise. The foregoing shall not, however, limit or interfere in any way with the acquisition or disposition by the Investors and/or the Warrant Holders of the Shares, or any other shares or securities of the Company by other lawful means. Any Valuation Period falling within any Suspension Period, in whole or in part, shall be suspended during such Suspension Period and shall be extended by the entire length of that portion of the applicable Suspension Period which occurred during the original applicable Valuation Period.

               (v) Make available for inspection by the Investors' designated representatives, upon request from time to time, all SEC Documents (as defined below), require the Company's officers and the Company's employees to supply all information requested by the Investors or their designated representatives in connection with the Registration Statement, require the Company's officers and the Company's employees to meet with representatives of the Investors' designated representatives, during normal business hours and on such basis as the Investors' designated representatives may reasonably request, invite the Investors' designated representatives to attend any and all meetings organized by the Company for purposes of disseminating information about the Company to securities analysts generally and make available to the Investors' designated representatives, contemporaneously with the provision of such information, any and all information about the Company provided by the Company to securities analysts. In addition, the Company will permit Investors' designated representatives access to the Company's premises and, personnel, consultants, agents, attorneys, accountants, customers, suppliers, bankers, and others who have significant relationships or agreements with the Company and the Company's assets, books and records and the Company will provide Investors' designated representatives with information (financial and otherwise) concerning the Company to enable Investors' designated representatives to conduct ongoing due diligence review of the Company. The Company will disseminate to the Investors' designated representatives all press releases and public information disseminated by the Company at the same time it disseminates such releases and information to others. Notwithstanding anything herein to the contrary, and in any event prior to any Closing, the Company will notify the Investors'


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designated representatives of any event or the existence of any circumstance
(without any obligation to disclose the specific event or circumstance) constituting non-public information (whether or not requested of the Company specifically or generally during the course of due diligence by the Investors' designated representatives) which, if not disclosed in the prospectus included in the Registration Statement required to be effective at the time of each Closing would cause such prospectus to include a material misstatement or to omit a material fact required to be stated therein in order to make the statements therein, in light of the circumstances in which they were made, not misleading.

               (vi) Except as required, in the opinion of the Company's counsel, by law or consented to in advance by Investors (which consent shall not be unreasonably withheld) refrain from using the name of Investors in the Registration Statement or other regulatory filings (including SEC Documents).

          (c) The Company, the Investors and certain other parties shall have the rights to indemnification and contribution set forth in the Registration Rights Agreement (as defined below).

          (d) All fees, costs and expenses of and incidental to the Registration Statement shall be borne by the Company. The fees, costs and expenses of registration to be borne by the Company as provided in this subsection (e) shall include, without limitation, all registration, filing and NASD fees, printing expenses, fees and disbursements of counsel and accountants for the Company, fees and expenses of one counsel for the Investors and Warrant Holders and all legal fees and disbursements and other expenses of complying with state securities or Blue Sky laws of any jurisdiction or jurisdictions in which securities to be offered are to be registered and qualified.

     Section 1.7. RESCHEDULING. If after the date of any Put Notice and prior to the expiration of the Valuation Period relating to such Put Notice (a) the Company shall distribute to its shareholders any property or assets outside the ordinary course of business (including without limitation spin-offs and the like) or (b) any person shall (x) publicly announce a tender offer or exchange offer for the Company's Common Stock, or (y) publicly announce plans for a merger, consolidation or potential change in control of the Company, the Investors may in their sole discretion elect by written notice to the Company to shorten the Valuation Period relating to such Put Notice so as to end on a date which is either before or after the consummation of the record date for the consummation of any such transaction, which election must be made prior to consummation of any such transaction. For purposes of the foregoing, it is understood and agreed that the Investors may, but shall not be required to, reduce or entirely eliminate a Valuation Period pursuant to this Section 1.7.


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     Section 1.8.  DELISTING/DEREGISTRATION.  If, during any Valuation Period or within twenty (20) days after the end of such Valuation Period, (i) the Common Stock is delisted from the Principal Market or (ii) the Common Stock is not registered under the Exchange Act, Investors shall have the right, at their option in their sole discretion, which right shall be exercised within twenty
(20) days of such delisting or deregistration, to sell to the Company, and the Company agrees to buy, promptly upon the exercise of such right by Investors, all or any part of the Initial Share Number and Additional Shares issued to and then held by the Investors in connection with the most recent Put Notice at a price equal to the Initial Share Price (if prior to the end of the Valuation Period) and at a price equal to the Average Share Price (if subsequent to the Valuation Period) for each such Share and Additional Share.

     Section 1.9. SUSPENSION. In addition to, and not in any way in limitation of the provisions contained in Section 1.6(b)(iv), if (i) during any Valuation Period or within twenty (20) days after the end of such Valuation Period trading of the Common Stock on the Principal Market is suspended or (ii) any registration statement with respect to the Shares or Additional Shares (including the Registration Statement) is no longer effective or subject to a stop order or otherwise suspended by the Company or as a result of action or inaction by the Company, then (A) the Valuation Period shall be suspended as described in Section 1.6(b)(iv), (B) with respect to Shares then held by the Investors (exclusive of the Warrant Shares) the following figures shall be substituted for the 85% figure contained in Section 1.3(a)(y) above and (C) the Company shall deliver to the Investors within two (2) business days of Investors providing documentation of Shares (other than Warrant Shares) then held by Investors, an amount in cash equal to the difference between that portion of the total amount previously paid (or, in the case of a suspension following an Initial Closing but prior to the applicable Final Closing, to be paid) by the Investors to the Company for Shares (other than any Warrant Shares) issued to and then held by the Investors and the total amount which the Investors should have paid to the Company for such Shares, based on the figures listed below, after giving effect to all prior payments made by the Company to the Investors pursuant to this Section 1.9.

               TIME PERIOD FROM SUSPENSION DATE         PERCENT
               -----------------------------------    -----------
               31-60 days after date of suspension        83%

               61-90 days after date of suspension        81%

               91-120 days after date of suspension       79%


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     In addition to the foregoing, in the event of any suspension for more than
120 days, on the 120th day of such suspension the Company shall deliver to the Investors, pursuant to Section 1.3(d), such number of Additional Shares as is equal to the number of Additional Shares to which the Investors would be entitled pursuant to Section 1.3(d) based on (a) the Average Share Price of the Common Stock for the originally scheduled Valuation Period, assuming trading occurred on the Principal Market during each day of such Valuation Period or (b) if trading did not occur on the Principal Market on each day of the originally scheduled Valuation Period, the Average Share Price for the number of days in the originally scheduled Valuation Period on which trading on the Principal Market did occur (in either case, a "Determination Date"). In the event that trading of the Common Stock recommences after a suspension of 120 days or more, the Valuation Period in progress at the time of such suspension shall recommence and shall be redefined as the period (the "Post Suspension Valuation Period") consisting of the number of days in the originally scheduled Valuation Period which occurred prior to the relevant suspension plus the number of days in the originally scheduled Valuation Period which occurred following the end of the relevant suspension. Furthermore, on the 120th day of said suspension, for purposes of determining the Average Share Price, the Investors shall elect, at their option, to utilize either (a) the originally scheduled Valuation Period, or in the event that trading did not occur on the Principal Market on each day of the originally scheduled Valuation Period, the number of days of the originally scheduled Valuation Period on which trading on the Principal Market did occur, or (b) the Post Suspension Valuation Period. If the Investors elect option (b) above, and if, based on the Average Share Price during the Post Suspension Valuation Period, the Investors would be entitled, pursuant to
Section 1.3(d), to receive an amount of Additional Shares in excess of any Additional Shares issued to the Investors on the 120th day following the relevant suspension, Company shall deliver to the Investors, within two business days of the last day of the Post-Suspension Valuation Period such excess amount of Additional Shares. If, however, based on the Average Share Price during the Post Suspension Valuation Period, the Investors would be entitled, pursuant to
Section 1.3(d) to fewer Additional Shares than the number of Additional Shares issued to the Investors on the 120th relevant suspension, then the Investors shall make a payment in cash to the Company such that the total dollar amount paid to the Company with respect to the Shares issued in connection with the relevant Put Notice equals the product of (a) 79% of the Average Share Price for the relevant Post Suspension Valuation Period and (b) the Shares issued in connection with the relevant Put Notice, such payment to be made within two business days of the last day of the Post Suspension Valuation Period.

                                   ARTICLE II.

                         REPRESENTATIONS AND WARRANTIES

     Section 2.1 REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby makes the following representations and warranties to the Investors:

          (a) ORGANIZATION AND QUALIFICATION. The Company is a corporation duly incorporated and existing in good standing under the laws of the State of Delaware, and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company does not have any subsidiaries, except for those identified in the SEC Documents. Each of the Company's subsidiaries is a corporation duly incorporated and existing in good standing under the laws of its jurisdiction of organization. Each of the Company and its subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure so to qualify would not have a Material Adverse Effect. "Material Adverse Effect" means any adverse effect on the operations, properties, prospects, or financial condition of the entity with respect to which such term is used and which is material to such entity and other entities controlling or controlled by such entity taken as a whole.

          (b) AUTHORIZATION; ENFORCEMENT. (i) The Company has the requisite corporate power and authority to enter into and perform this Agreement, the Registration Rights Agreement and the Warrants and to issue all Shares and Additional Shares in accordance with the terms hereof and thereof, (ii) the execution and delivery of this Agreement, the Registration Rights Agreement and the Warrants by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors or Stockholders is required, (iii) this Agreement, the Registration Rights Agreement and the Warrants have been duly executed and delivered by the company, and (iv) this Agreement, the Registration Rights Agreement and the Warrants constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors, rights and remedies or by other equitable principles of general application.

          (c) CAPITALIZATION. As of April 27, 1996, the authorized capital stock of the Company and the shares thereof currently issued and outstanding are as described in the Company's quarterly report on Form 10-Q for the period then ended. All of the outstanding shares of the Company's Common Stock have been validly issued and are fully paid and nonassessable. No shares of Common Stock are entitled to preemptive rights. The Company has furnished to the Investors true and correct copies of the Company's Certificate of Incorporation as in effect on the date hereof (the "Certificate"), and the Company's By-Laws, as in effect on the date hereof (the "By-Laws").

          (d) ISSUANCE OF SHARES. The issuance of all Shares and Additional Shares has been duly authorized and all such Shares, when paid for or issued in accordance with the terms hereof and pursuant to the Warrants, shall be validly issued, fully paid and non-assessable. The Company has authorized and reserved for issuance to Investors the requisite number of shares of Common Stock to be issued pursuant to the Warrants. The issuance, sale and delivery of the Shares and Additional Shares is not subject to any preemptive right of stockholders of the Company arising under law or the Certificate or By-laws or to any contractual right of first refusal or other right in favor of any person.

          (e) AGREEMENTS. As of the date of this Agreement, there has been no breach or default by the Company, or to the best of the Company's knowledge, by any other party thereto, of any provisions of any material agreements to which the Company is a party, and nothing has occurred which, with lapse of time or the giving of notice of both, would constitute a breach or default by the Company, or to the best of the Company's knowledge, by any other party thereto.

          (f) BROKERS. None of the Investors shall be responsible for any fees of any broker, finder, commission agent or other person incurred by the Company in connection with this Agreement and the transactions contemplated hereby.

          (g) NO CONFLICTS. The execution, delivery and performance of this Agreement and the Registration Rights Agreement by the Company and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not (i) result in a violation of the Company's Certificate or By-Laws or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party and is still in effect, or result in a violation of any federal, state, local or foreign law, rule, regulation, order, judgment or decree (including Federal and state securities laws and regulations) applicable to the Company, or by which any property or asset of the Company is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect or impair the Company's ability to consummate the transactions contemplated hereby). The business of the Company is not being conducted in violation of any law, ordinance or regulations of any governmental entity, except for possible violations which either singly or in the aggregate do not have a Material Adverse Effect. The Company is not required under Federal, state or local law, rule or regulation in the United States to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or the Registration Rights Agreement or issue and sell any Shares or Additional Shares in accordance with the terms hereof and under the Warrants (other than any NASD filings which may be required to be made by the Company subsequent to any Closing, and the Registration Statement and compliance with applicable state securities or "blue sky" laws).

          (h)  (i)    SEC DOCUMENTS;, FINANCIAL STATEMENTS.  The Common Stock of
the Company is registered pursuant to Section 12(g) of the Exchange Act and the Company has filed all reports, schedules, forms, statements and other documents, together with all exhibits, financial statements and schedules thereto required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act, including material filed pursuant to Section 13(a) or 15(d), (all of the foregoing, whether heretofore or hereafter filed with the SEC, and the Registration Statement, when declared effective, being hereinafter referred to herein as the "SEC Documents"). The Company has not provided to the Investors any information which, according to applicable law, rule or regulation, should have been disclosed publicly by the Company but which has not been so disclosed, other than with respect to the transactions contemplated by this Agreement. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act or the 1933 Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the date of delivery by the Investors of the prospectus contained in the Registration Statement in connection with sales of Shares by the Investors, such prospectus will comply in all material respects with the requirements of the 1933 Act and the rules and regulations of the SEC promulgated thereunder, and other federal, state and local laws, rules and regulations applicable to such prospectus. The financial statements of the Company included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

               (ii) The SEC has not issued an order preventing or suspending the use of any prospectus relating to the offering of any Shares nor instituted proceedings for that purpose.

          (i) NO MATERIAL ADVERSE CHANGE. No event has occurred which has had or is reasonably likely to have Material Adverse Effect with respect to the Company since (i) in the case of the first Closing hereunder, the last day of the period to which the Company's most recent Form 10-K or 10-Q, as the case may be, filed by the Company with the SEC relates and (ii) in the case of subsequent Closings hereunder, the last day of the period to which the Company's Form 10-K or 10-Q, as the case may be, filed by the Company with the SEC most proximately to the applicable Closing hereunder relates.

          (j) NO UNDISCLOSED LIABILITIES. The Company has no liabilities or obligations not disclosed in (i) in the case of the first Closing hereunder, the Company's most recent Form 10-K or 10-Q, as the case may be, filed by the Company with the SEC and (ii) in the case of subsequent Closings hereunder, the last day of the period to which the Company's Form 10-K or 10-Q, as the case may be, filed by the Company with the SEC most proximately to the applicable Closing hereunder relates, other than those incurred in the ordinary course of the Company's business and which, individually or in the aggregate, do not or would not have a Material Adverse Effect on the Company.


          (k) NO UNDISCLOSED EVENTS OR CIRCUMSTANCES. No event or circumstance has occurred or exists with respect to the Company or its business, properties, prospects, operations or financial condition, which, would be required to be disclosed by the Company under either the 1933 Act or the Exchange Act or other applicable law but which has not been so publicly announced or disclosed.

          (l) LITIGATION. Except as may be set forth in the SEC Documents, there are no lawsuits or proceedings pending or to the best knowledge of the Company threatened, against the Company, nor has the Company received any written or oral notice of any such action, suit, proceeding or investigation, which might have a Material Adverse Effect on the Company. Except as set forth in the SEC Documents no judgment, order, writ, injunction or decree or award has been issued by or, so far as is known by the

Company, requested of any court, arbitrator or governmental agency which might result in a Material Adverse Effect on the Company or which might impair the Company's ability to consummate the transactions contemplated by this Agreement.

          (m) INTELLECTUAL PROPERTY. To the best of its knowledge, the Company and its subsidiaries validly own or have the right to use all material copyrights, trademarks, patents and other intellectual property rights (collectively, "Intellectual Property") material to the operation of their business, and such Intellectual Property is not subject to any material infringement, except as otherwise disclosed in the SEC Documents. Except as disclosed in the SEC Documents, to the best of the Company's knowledge, the Company is not in any way making any unlawful or wrongful use of any Intellectual Property of any third party which might result in a Material Adverse Effect on the Company or which might materially adversely affect the transactions contemplated by this Agreement.

          (n) PRINCIPAL MARKET. As of the date of this Agreement, the Principal Market on which the shares of Common Stock are traded is the Nasdaq Stock Market's National Market.

     Section 2.2. REPRESENTATIONS AND WARRANTIES OF THE INVESTORS. The Investors hereby make the following representations and warranties to the
Company:

          (a) AUTHORIZATION; ENFORCEMENT. (i) The Investors have the requisite power and authority to enter into and perform this Agreement and to purchase the Shares to be sold hereunder, (ii) the execution and delivery of this Agreement by the Investors and the consummation by them of the transactions contemplated hereby have been duly authorized by all necessary corporate or partnership action, as the case may be, and no further consent or authorization of the Investors or their respective Boards of Directors, stockholders, or partners, as the case may be, is required, (iii) this Agreement has been duly authorized, executed and delivered by the Investors, and (iv) this Agreement constitutes a valid and binding obligation of the Investors enforceable against the Investors in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors, rights and remedies or by other equitable principles of general application.

          (b) CONSENTS. The Investors are not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or purchase the Shares or the Additional Shares in accordance with the terms hereof; provided that for purposes of the representation made in this sentence, the Investors are assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.

          (c) OWNERSHIP; ACCESS TO INFORMATION. The Investors are duly organized and validly existing under the laws of their respective jurisdiction of organization and have been afforded, to the satisfaction of the Investors, the opportunity to review the SEC Documents and obtain such additional publicly available information concerning the Company and its business, and to ask such questions and receive such answers (based upon publicly available information), as the Investors deem necessary to make an informed investment decision.

          (d) INVESTMENT REPRESENTATIONS. (i) EXPERIENCE; ACCREDITED INVESTORS. Each of the Investors is experienced in evaluating and investing in high technology companies. Each of the Investors understands and acknowledges that its investment in the Shares is highly speculative and there are substantial risks of loss incident to a purchase of the Shares. Each of the Investors is familiar with the definition of "Accredited Investor" set forth in Regulation D promulgated by the Commission under the 1933 Act and meets the conditions required to qualify as an Accredited Investor.

               (ii) INVESTMENT. Each of the Investors is acquiring the Shares for investment for its own account and not with the view to, or for resale in connection with, any distribution thereof in any transaction which would be a violation by the Investors of the 1933 Act or any other securities laws of the United States or any state. Each of the Investors understands that the sale of the Shares to the Investors has not been registered under the 1933 Act, and that the Shares are being sold pursuant to an exemption from the registration requirements of the 1933 Act, the availability of which depends upon, among other things, the bona fide nature of its investment intent as expressed herein. Each of the Investors represents, warrants and agrees that it will not sell or otherwise transfer any interest in the Shares without registration under the Act or an exemption therefrom; PROVIDED, HOWEVER, that by making the representations in this Section 2.2(d), the Investors do not agree to hold the Shares for any minimum or other specific term and reserve the right to dispose of all Shares at any time in accordance with Federal securities laws applicable to such disposition.

               (iii) LEGENDS. Each of the Investors understands that each certificate representing the Shares shall bear the following legend and any other legend required by applicable state securities law:

          THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT PURSUANT TO AN EFFECTIVE

          REGISTRATION UNDER THE ACT OR IN A TRANSACTION WHICH, IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO AMATI COMMUNICATIONS CORPORATION, QUALIFIES AS AN EXEMPT TRANSACTION UNDER THE ACT AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.


          A certificate shall not bear such legend if the Investors shall have delivered to the Company an opinion of counsel reasonably satisfactory to the Company to the effect that the securities being sold may be publicly sold without registration under the Securities Act. The foregoing shall not be deemed to affect the obligations of the Company under Section 1.6 hereof or the Registration Rights Agreement.

                                  ARTICLE III.

                                    COVENANTS
     Section 3.1.  SECURITIES COMPLIANCE.

          (a) The Company shall notify the SEC and the Principal Market and any other applicable market in accordance with their requirements, of the transactions contemplated by this Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of all Shares to the Investors.

          (b) The Company will cause its Common Stock to continue to be registered under Sections 12(b) or 12(g) of the Exchange Act, will comply in all respects with its reporting and filing obligations under said act, will comply with all requirements related to the Registration Statement, and will not take any action or file any document (whether or not permitted by said Act or the rules thereunder) to terminate or suspend such Registration Statement or to terminate or suspend its reporting and filing obligations under the Exchange Act, except as permitted herein. The Company will take all action necessary to continue the listing or trading of its Common Stock (including the Shares) on the Principal Market including, taking all action necessary to cause the Shares and the Additional Shares that are issuable under this Agreement and the Warrant to be authorized for listing on the Principal Market, subject to official notice of issuance; and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the Principal Market.

     Section 3.2. PRELIMINARY PUT NOTICE. In order to provide the Investors adequate opportunity to conduct appropriate due diligence in connection with the Second Put Notice, the Company shall deliver to the Investors, at least five (5) business days prior to the delivery of the Second Put Notice, a Preliminary Put Notice which Notice shall state that the Company is considering delivery of a Put Notice to the Investors five (5) or more business days following delivery of the Preliminary Put Notice. In no event shall delivery of a Preliminary Put Notice to the Investors obligate the Company to deliver any Put Notice to the Investors, provided, however that if the Company fails to deliver a Put Notice within thirty days of delivery of a Preliminary Put Notice, then the Company shall pay the reasonable due diligence costs of the Investors with respect to such Preliminary Put Notice.

     Section 3.3. CERTAIN RESTRICTIONS. The Investors shall not engage in short selling of the Common Stock prior to the effectiveness of the Registration Statement in respect of the shares to be purchased and sold pursuant to the first Put Notice.

                                   ARTICLE IV.

                                   CONDITIONS

     Section 4.1 CONDITIONS PRECEDENT TO THE OBLIGATION OF THE COMPANY TO SELL SHARES. The obligation hereunder of the Company to issue and/or sell the Shares (other than the Warrant Shares) to the Investors is further subject to the satisfaction, at or before the respective issuance and deliveries thereof, of each of the following conditions set forth below. These conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion.

          (a) ACCURACY OF THE INVESTORS REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Investors shall be true and correct in all material respects as of the date when made and as of the date of such issuance and delivery as though made at that time.

          (b) PERFORMANCE BY THE INVESTORS. The Investors shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Investors at or prior to such date.

          (c) NO INJUNCTION. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

     Section 4.2. CONDITIONS PRECEDENT TO THE OBLIGATION OF THE INVESTORS TO PURCHASE ANY SHARES. The obligation of the Investors hereunder to acquire and pay for Shares other than Warrant Shares is subject to the satisfaction, at or before each Closing of each of the following conditions set forth below.

These conditions are for the Investors' sole benefit and may be waived by the Investors at any time in its sole discretion.

          (a) ACCURACY OF THE COMPANY'S REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of each Closing Date, as though made at that time (except for (i) representations and warranties that speak as of a particular date or refer to a particular point in time which shall be true and correct as of such date or time and (ii) the representation and warranty contained in Section 2.1(i)).

          (b) PERFORMANCE BY THE COMPANY. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to such Closing.

          (c) NO INJUNCTION. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

          (d) OPINION OF COUNSEL, ETC. At each Closing the Investors shall have received an opinion of Heller, Ehrman, White & McAuliffe, counsel to the Company, (in substantially the form of Exhibit A hereto), dated the effective date of such Closing, and such other certificates, opinions of other counsel, and documents as the Investors or their counsel shall reasonably require incident to such Closing.

          (e) EFFECTIVENESS OF REGISTRATION STATEMENT AND REGISTRATION RIGHTS AGREEMENT. The Registration Statement shall be effective at the time of each Closing and no stop order suspending the effectiveness of the Registration Statement shall have been instituted or shall be pending. The Company and the Investors shall have entered into the Registration Rights Agreement substantially in the form of Exhibit B hereto (the "Registration Rights Agreement"), and such Agreement shall be in full force and effect.

          (f) ACCURACY OF REGISTRATION STATEMENT. At the time of each Closing, the Registration Statement (including information or documents incorporated by reference therein) and any amendments or supplements thereto shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (g) COMFORT LETTER. The Investors, at each Initial Closing, shall have received a comfort letter from the Company's independent auditors of the type customarily delivered to underwriters in connection with a firm commitment underwritten public offerings.

          (h) OFFICER'S CERTIFICATE. At each Closing the Investors shall have received a certificate) from the CEO and/or CFO of the Company in substantially the form of Exhibit C hereto.

          (i) NO BANKRUPTCY FILING. There shall have been no filing of a petition in bankruptcy, either voluntarily or involuntarily with respect to the Company and there shall not have commenced any proceedings under any bankruptcy or insolvency laws, or any laws relating to the relief of debtors, readjustment of indebtedness or reorganization of debtors and there shall have been no calling of a meeting of creditors of the Company or appointment of a committee of creditors or liquidating agents or offering of a composition or extension to creditors by, for, with or without the consent or acquiescence of the Company.

          (j) PRINCIPAL MARKET LISTING. The Shares and any Additional Shares to be issued at such Closing shall have been approved for listing on the Principal Market, subject to official notice of issuance.

                                   ARTICLE  V.

                                   TERMINATION

     Section 5.1. OPTIONAL TERMINATION. This Agreement may be terminated at any time by the mutual consent of the Company and the Investors, provided that the provisions of Sections 1.3, 1.6, 1.8 and 1.9 and Article VI and the representations, warranties and covenants contained in this Agreement shall survive its termination for the period of any applicable statute of limitations, and provided further that if a decision to terminate the Agreement is made during any Valuation Period (including, without limitation, any suspended Valuation Period), such termination shall not be effective until thirty (30) days after such Valuation Period has elapsed.

     Section 5.2. AUTOMATIC TERMINATION. This Agreement shall automatically terminate without any further action of either party hereto when (a) the Investors have invested an aggregate of $15,000,000 in the Common Stock of the Company pursuant to this Agreement and (b) all Valuation Periods with respect to all Put Notices have expired, and no further adjustments or payments must be made pursuant to Section 1.3 herein provided that the provisions of Sections 1.3, 1.6, 1.8, and 1.9 and Article VI and the representations, warranties and covenants contained in this Agreement shall survive the termination of this Agreement for the period of any applicable statute of limitations.

     All representations, warranties and covenants shall survive each Closing and termination of this Agreement.
     Section 5.3. CHANGE IN CONTROL. From and after the date hereof, upon any Change of Control (as defined below), the Company shall no longer have the right to deliver any Put Notice to the Investors. A "Change of Control" shall mean any transaction or series of transactions which results in any person or affiliated group of persons gaining control of 50% or more of the voting stock of the Company or 50% or more of the Company's Board of Directors.

                                   ARTICLE VI.

                                  MISCELLANEOUS

     Section 6.1.  FEES AND EXPENSES; WARRANTS.

          (a) The Company shall promptly pay all of the out-of-pocket fees and expenses incurred (including legal fees and expenses) by the Investors in connection with the due diligence preparation, negotiation, execution and delivery of this Agreement and the transactions contemplated hereunder. The Company shall pay all stamp and other taxes and duties levied in connection with the issuance of any Shares issued pursuant hereto.

          (b) Upon execution hereof, the Investors shall purchase from the Company, and the Company shall deliver to the Investors warrants substantially in the forms of Exhibits D and E hereto (the "Warrants") to purchase an aggregate of 600,000 shares of the Common Stock.

     Section 6.2  SPECIFIC ENFORCEMENT; CONSENT TO JURISDICTION.

          (a) The Company and the Investors acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which either of them may be entitled by law or equity.

          (b) Each of the Company and each of the Investors (i) hereby irrevocably submits to the exclusive jurisdiction of the United States District Court and other courts of the United States sitting in Delaware for the purposes of any suit, action or proceeding arising out of or relating to this Agreement and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Company and each of the Investors consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this paragraph shall affect or limit any right to serve process in any other manner permitted by law.

     Section 6.3. ENTIRE AGREEMENT; AMENDMENTS. Other than with respect to matters set forth in the Warrants, this Agreement and the Registration Rights Agreement contain the entire understanding of the parties with respect to the transactions contemplated hereby and, except as specifically set forth herein, neither the Company nor any of the Investors makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by a written instrument signed by the party against whom enforcement of any such amendment or waiver is sought.

     Section 6.4. NOTICES. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be effective upon hand delivery or delivery by facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received). The addresses for such communications shall be:

     to the Company:

               Amati Communications Corporation
               2043 Samaritan Drive
               San Jose, CA  95124
               Attn:  James Steenbergen
               Fax:  (408) 879-2900

     with copies to:

               Heller, Ehrman, White & McAuliffe
               525 University Avenue
               Palo Alto, CA 94301
               Attn:  Richard A Peers
               Fax:  (415) 324-0638
     to the Investors:

               The Chatterjee Group
               888 Seventh Avenue - Suite 3000
               New York, New York 10106
               Attn:  Peter Hurwitz
               Fax:  (212) 262-9637

               Quantum Industrial Partners LDC
               Kaya Flamboyan 9
               Willemstad, Curacao
               Netherlands Antilles
               Attn:  Ben Jansen
               Fax:  011 599 9322 402

               Winston Partners II LDC
               Kaya Flamboyan 9
               Willemstad, Curacao
               Netherlands Antilles
               Attn:  Ben Jansen
               Fax:  011 599 9322 402

     with copies to:

               Willkie Farr & Gallagher
               153 East 53rd Street
               New York, New York 10022
               Attention:  Christopher E. Manno
               Fax:  (212) 821-8111

               Soros Fund Management
               888 Seventh Avenue - Suite 3300
               New York, New York 10106
               Attn:  Michael Neus
               Fax:  (212) 664-0544

Either party hereto may from time to time change its address for notices under this Section 6.4 by giving written notice of such changed address to the other party hereto.

     Section 6.5. WAIVERS. No waiver by either party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter. The parties hereto waive any and all rights to a jury trial in connection with any action or proceeding arising under this Agreement, the Warrants or the transactions contemplated hereby or thereby.

     Section 6.6. HEADINGS. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

     Section 6.7. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. The parties hereto may amend this Agreement without notice to or the consent of any third party. Neither the Company nor the Investors shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other (which consent may be withheld for any reason in the sole discretion of the party from whom consent is sought); provided, however, that the Company may assign its rights and obligations hereunder to any acquirer of substantially all of the assets or a controlling equity interest of the Company provided that such assignment shall be subject to (i) the Change of Control provisions contained in
Section 5.3 above and (ii) Investors' prior written consent which consent may not be unreasonably withheld. The assignment by a party of this Agreement or any rights hereunder shall not affect the obligations of such party under this Agreement.

     Section 6.8. NO THIRD PARTY BENEFICIARIES. This Agreement is intended for the benefit of the parties hereto and any Indemnified Party and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

     Section 6.9. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of Delaware without regard to the principles of conflict of laws.

     Section 6.10. EXECUTION. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event any signature is delivered by facsimile transmission, the party using such means of delivery shall cause four additional executed signature pages to be physically delivered to the other party within five days of the execution and delivery hereof.

     Section 6.11. PUBLICITY. The Company and the Investors shall consult and cooperate with each other in issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby, provided the foregoing shall not interfere with the legal obligations of either party with respect to public disclosure; and provided further, that neither the Company nor the Investors shall be required to consult with the other if any such press release or public statement does not specifically name the other.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date hereof.

                                        AMATI COMMUNICATIONS CORPORATION

                                        By:
                                            -----------------------------------
                                           Name:
                                           Title:

                                        QUANTUM INDUSTRIAL PARTNERS LDC

                                        By:
                                            -----------------------------------
                                           Name:
                                           Title:

                                        S-C PHOENIX HOLDINGS, L.L.C.

                                        By:
                                            -----------------------------------
                                           Name:
                                           Title:

                                        WINSTON PARTNERS, L.P.

                                        By: Chatterjee Fund Management,
                                            its general partner

                                            By:
                                                 ------------------------------
                                                 Name:
                                                 Title:

                                        WINSTON PARTNERS II LDC

                                        By:
                                            -----------------------------------
                                        Name:
                                        Title:

                                        WINSTON PARTNERS II L.L.C.

                                        By: Chatterjee Advisors L.L.C.,
                                            its manager

                                            By:

                                                -------------------------------
                                            Name:
                                            Title:

                                                                      SCHEDULE I


                             PARTICIPATION SCHEDULE


Investor                                                         Participation

Quantum Industrial Partners LDC                                       50.00%

S-C Phoenix Holdings, L.L.C.                                          25.00%

Winston Partners, L.P.                                                 8.33%

Winston Partners II LDC                                               11.12%

Winston Partners II L.L.C.                                             5.55%
                                                                    --------
                                                                     100.00%

                                                                       Exhibit A

                                                                          (Date)

Quantum Industrial Partners LDC
S-C Phoenix Holdings, L.L.C.
Winston Partners I, L.P.
Winston Partners II LDC
Winston Partners II LLC
c/o The Chatterjee Group
888 Seventh Avenue
Suite 3000
New York, N.Y. 10106

Re:  Investment in Amati Communications Corporation

Ladies and Gentlemen:

We have acted as counsel to Amati Communications Corporation, a Delaware corporation (the "Company"), in connection with the proposed sale and issuance of authorized but previously unissued shares of the Company's common stock, $0.20 par value per share (the "Shares"), pursuant to the Investment Agreement ("Agreement") entered into on __________, 1996, between the Company and Quantum Industrial Partners LDC, S-C Phoenix Holdings, L.L.C., Winston Partners I, L.P., Winston Partners II LDC and Winston Partners II LLC ("Investors"). Capitalized terms used herein and not defined herein shall have the meanings ascribed thereto in the Agreement.

[Additional Introduction]

     Based upon and subject to the foregoing, we are of the opinion that:

     1. The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware and is in good standing under the laws of the State of California. The Company has the requisite corporate power to own its properties and to carry on its business as such properties and business are described in the Company's Annual Report on Form 10-
K. The Company does not have any subsidiaries, except for those identified in the SEC Documents. Each of the Company's subsidiaries has been duly incorporated and is validly existing in good standing under the laws of its jurisdiction of organization. Each of the Company and its subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure so to qualify would not have a Material Adverse Effect.

     2. (i) The Company has the requisite corporate power and authority to enter into and perform the Agreement, the Registration Rights Agreement and the Warrants and to issue the Shares and the Warrants in accordance with the terms of the Agreement and the Warrants, (ii) the Agreement, the Registration Rights Agreement and the Warrants have been duly authorized by all necessary corporate action on the part of the Company, (iii) the Agreement, the Registration Rights Agreement and the Warrants have been duly executed and delivered by the Company, and (iv) the Agreement, the Registration Rights Agreement and the Warrants are valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, subject as to enforcement, (i) to bankruptcy, insolvency, reorganization, arrangement, moratorium, and other laws of general applicability relating to, or affecting creditors' rights and (ii) to general principles of equity whether such enforcement is considered in a proceeding in equity or at law.

     3.   No shares of Common Stock are entitled to preemptive rights.

     4. When delivered and paid for in accordance with the terms of the Agreement or upon exercise of the Warrants, the Shares shall be duly authorized, validly issued, fully paid and non-assessable. The Company has reserved for issuance the requisite number of shares of Common Stock to be issued pursuant to the Warrants.

     5. Neither the execution and delivery of the Agreement, the Registration Rights Agreement and the Warrants by the Company nor the consummation by the Company of the transactions contemplated by the Agreement and the Warrants will
(i) conflict with any provision of the Company's Certificate of Incorporation or By-laws, (ii) violate any law applicable to the Company or, (iii) to our knowledge, result in a breach or violation of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under any agreement, indenture or instrument to which the Company is a party and which has been filed as an exhibit in SEC Documents.

     6. No governmental consents, approvals, authorizations, registrations, declarations or filings are required for the execution and delivery of the Agreement, the Registration Rights Agreement and the Warrants on behalf of the Company and consummation by the Company of the transactions contemplated thereunder except (i) such as have been obtained or made and (ii) if required, the filing of a Form 10-C following the sale of Shares pursuant to the Agreement. Assuming the representations and warranties given by the Investors in the Investment Agreement are true and correct in all material respects, none of the issuance, sale and delivery of the Shares, Additional Shares or the Warrants to the Investors requires any registration under the Act.

     7. Other than as described in the SEC Documents, we do not have knowledge of any action, suit or proceeding pending or threatened in writing against the Company.

     8. Based on a letter from the staff of the Securities and Exchange Commission (the "Commission") dated _____________, the Registration Statement has become effective under the Securities Act of 1933 (the "Act"). We do not know of the issuance of any stop order suspending the effectiveness of the Registration Statement by the Commission or of any proceeding for that purpose under the Act which has been instituted or threatened.

     9. As of ______________, the Registration Statement and the Prospectus complied as to form in all material respects with the requirements of the Act and the published rules and regulations of the Commission thereunder.

     In addition, we have participated in discussions with various representatives of the Company and its independent public accountants, in which the business and affairs of the Company and the contents of the Registration Statement and the prospectus contained therein (the "Prospectus") were discussed. No facts have come to our attention in the course of those discussions that have led us to believe that, as of the date hereof, the Registration Statement and the Prospectus taken together (other than the financial statements, schedules and other financial data included therein and information provided in writing by the Investors for inclusion therein, with respect to which we express no view or belief) contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. However, we did not conduct an independent verification of any factual matters, and do not assume responsibility for the accuracy, completeness, or fairness of any of the statements contained in the Registration Statement or the Prospectus.

     The opinions expressed herein are given to you solely for your use in connection with the Agreement and may not be relied upon by any other person or entity or for any other purpose without our prior consent.

                                   Very truly yours,

                                                                       EXHIBIT C

                              OFFICER'S CERTIFICATE

     [NAME], the [OFFICE] and Chief Executive Officer of Amati Communications Corporation (the "Company"), and [NAME), the [OFFICE) and Chief Financial officer of the Company, do hereby certify that:

     1. The representations and warranties of the Company contained in the Investment Agreement dated __________, 1996, between the Company and the Investors named therein (the "Agreement"), are true and correct in all material respects, as if made at and as of the date hereof (except for representations and warranties that speak as of a particular date or refer to a particular point in time and except for the representation and warranty contained in Section 2.1(i) of the Agreement). The Company has complied with all the agreements, has performed all the obligations and has satisfied all the conditions on its part to be complied with, performed or satisfied at or prior to the date of this Certificate specified in the Agreement. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Agreement.

     2. The Registration Statement on Form S-3 (SEC No. _______________) (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") has become and is currently effective, and to the best knowledge of the respective signers, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been initiated or is threatened by the Commission.


     3. All filings, if any, required by Rule 424(b) and Rule 415 of the Securities Act of 1933, as amended, have been made.

     4. The respective signers have each carefully examined the Registration Statement and the prospectus contained therein (the "Prospectus"), and any amendments or supplements thereto, and to the best of their knowledge the Registration Statement and the Prospectus, and any amendments or supplements thereto, contain all statements and information required to be included therein, and all statements contained therein are true and correct, and neither the Registration Statement nor Prospectus, nor any amendment or supplements thereto, includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the Prospectus, in light of the circumstances under which they were made) and, since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amendment or supplemental Registration Statement or Prospectus which has not been so set forth.

     IN WITNESS WHEREOF, the undersigned have executed this certificate on the ____ day of ________, 19 __, which is a Closing Date, as such term is defined in the Agreement.


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                                        Print Name:
                                        Print Title:


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                                       C-2